© Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 1Q25 Earnings Presentation April 17, 2025 Refer to earnings release dated April 17, 2025 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 25 through 27 of our 1Q25 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 43 Key Messages 3 Average loans up 3% sequentially and year-over-year due to growth in commercial and consumer lending Net interest margin expanded for the 5th consecutive quarter Resilient balance sheet delivered stable NII sequentially Disciplined expense management; adjusted efficiency ratio1 of 60.5% improved 110 bps compared to 1Q24

© Fifth Third Bancorp | All Rights Reserved • Continued momentum in net interest income and net interest margin due to loan growth, deposit rate management and fixed-rate asset re-pricing • Interest-bearing liabilities costs down 20 bps sequentially • Strong fee performance driven by strategic investments in commercial payments and wealth and asset management • Net charge-offs stable to decreasing for 3rd consecutive quarter • Compared to 4Q24, period-end consumer and commercial loans increased 1% and 3%, respectively • Generated consumer household growth of 2% compared to 1Q24, including 5% growth in the southeast Reported1 Adjusted1 EPS $0.71 $0.73 ROA 0.99% 1.02% ROE 10.8% 11.2% ROTCE 15.2% 15.7% NIM 3.03% 3.03% Efficiency ratio 61.0% 60.5% PPNR $832MM $850MM CET12 10.45% For end note descriptions, see end note summary starting on page 43 1Q25 highlights 4

© Fifth Third Bancorp | All Rights Reserved $1.39 $1.39 $1.43 $1.44 $1.44 $1.39 $1.40 $1.43 $1.44 $1.44 2.86% 2.89% 2.90% 2.97% 3.03% NII Adjusted NII Adjusted NIM 1Q24 2Q24 3Q24 4Q24 1Q25 NII $ in millions; NIM change in bps 4Q24 to 1Q25 adjusted NII & NIM walk T o ta l n et in te re st in co m e; $ b ill io ns Net interest income1 5 For end note descriptions, see end note summary starting on page 43 NII NIM 4Q24 $1,443 2.97% Net market rate impact 7 1 Loan balances / mix 22 — Excess cash runoff 0 6 Deposit / wholesale funding balances / mix (9) (2) Day count (21) 1 1Q25 $1,442 3.03%

© Fifth Third Bancorp | All Rights Reserved Noninterest income $717 $717 $748 $791 $721 $710 $695 $711 $732 $694 Noninterest income Adjusted noninterest income (excl. securities gains/losses, net)¹² 1Q24 2Q24 3Q24 4Q24 1Q25 T o ta l n o ni nt er es t in co m e; $ m ill io ns For end note descriptions, see end note summary starting on page 43 6 $ millions 1Q25 PQ YoY Wealth and asset management revenue $172 6% 7% Commercial payments revenue 153 (1)% 6% Consumer banking revenue 137 —% 1% Capital markets fees 90 (27)% (7)% Commercial banking revenue 80 (27)% (6)% Mortgage banking net revenue 57 —% 6% Other noninterest (loss) income 14 NM (39)% Securities (losses) gains, net (9) 13% NM Noninterest income $694 (5)% (2)% Impact of certain items 27 Adjusted noninterest income (excl. securities gains/losses, net)1,2 $721 (9)% 1% Year-over-year • Wealth and asset management revenue up 7% due to AUM growth • Commercial payments revenue up 6% driven primarily by net fee equivalent growth Quarter-over-quarter • Capital markets declined due to softer M&A and loan syndication activity * * * * * *

© Fifth Third Bancorp | All Rights Reserved $1,342 $1,221 $1,244 $1,226 $1,304 $1,304 $1,204 $1,225 $1,218 $1,304 61.6% 56.8% 56.1% 54.7% 60.5% Adjusted noninterest expense¹ Noninterest expense Adjusted Efficiency Ratio¹ 1Q24 2Q24 3Q24 4Q24 1Q25 T o ta l n o ni nt er es t ex p en se ; $ m ill io ns Noninterest expense 7 $ in millions 1Q25 4Q24 1Q24 Non-qualified deferred compensation expense/(benefit), primarily offset in securities gains/losses $(4) ($7) $11 For end note descriptions, see end note summary starting on page 43 $ millions 1Q25 PQ YoY Compensation and benefits $750 13% —% Technology and communications 123 —% 5% Net occupancy expense 87 (1)% —% Equipment expense 42 8% 14% Loan and lease expense 30 (17)% 3% Card and processing expense 21 —% 5% Marketing expense 28 22% (13)% Other noninterest expense 223 (3)% (16)% Total noninterest expense $1,304 6% (3)% Impact of certain items $— Adjusted noninterest expense¹ $1,304 7% —% Year-over-year • Adjusted noninterest expense1 stable with 1Q24 • Adjusted efficiency ratio1 of 60.5%, improved 110 bps compared to 1Q24 Quarter-over-quarter • Noninterest expense up 7% sequentially due to seasonal impact of compensation and benefits * * * * * *

© Fifth Third Bancorp | All Rights Reserved Solar energy installation Average loans $117.3 $116.9 $116.8 $117.9 $121.3 $72.8 $72.2 $71.8 $72.0 $74.7 $44.5 $44.7 $45.1 $45.9 $46.6 6.36% 6.43% 6.48% 6.18% 6.06% Commercial Consumer Total loan yield 1Q24 2Q24 3Q24 4Q24 1Q25 $116.5 $116.6 $116.7 $119.8 $122.2 $71.9 $71.8 $71.1 $73.3 $75.1 $44.6 $44.8 $45.5 $46.5 $47.1 Commercial Consumer 1Q24 2Q24 3Q24 4Q24 1Q25 Loans Loan portfolio compositionAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Period-end loan & lease balances $ in billions; loan & lease balances excluding HFS 8 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 44% 15% 3% 14% 14% 4% 3% 3% Commercial and industrial Commercial real estate Commercial leases Residential mortgage Home equity Indirect secured consumer Credit card and other % of Total Loans Commercial: 62% Consumer: 38%

© Fifth Third Bancorp | All Rights Reserved 5.50% 5.50% 5.00% 4.50% 4.50% 2.28% 2.31% 2.30% 2.04% 1.84% Fed Funds Rate Total Cost of Deposits 1Q24 2Q24 3Q24 4Q24 1Q25 Total cost of deposits Total Deposit MixAverage deposit balances $168.1 $167.2 $167.2 $167.2 $164.2 $162.6 $162.4 $163.7 $164.7 $161.8 3.01% 3.04% 3.03% 2.68% 2.42% Core Deposits CDs > $250K Total interest-bearing deposit costs 1Q24 2Q24 3Q24 4Q24 1Q25 $ in billions Demand, 24% Interest checking, 35% Money Market and Savings, 33% Time Deposits, 8% $ in billions $164B Average Deposits $162.6 $162.4 $163.7 $164.7 $161.8 $121.8 $122.2 $123.7 $124.6 $122.0 25.1% 24.8% 24.4% 24.3% 24.6% Interest-Bearing $ Non Interest-Bearing $ Non Interest-Bearing (%) 1Q24 2Q24 3Q24 4Q24 1Q25 Non Interest-Bearing to Core Deposit Trend (Average) $ in billions Deposits 9 Note: Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $110 $144 $142 $136 $136 1Q24 2Q24 3Q24 4Q24 1Q25 Credit quality overview 10 1Q24 2Q24 3Q24 4Q24 1Q25 NPL ratio 0.61% 0.52% 0.59% 0.69% 0.79% NPA ratio1 0.64% 0.55% 0.62% 0.71% 0.81% 30-89 days past due as a % of portfolio loans and leases 0.29% 0.26% 0.24% 0.25% 0.31% NCO ratio 0.38% 0.49% 0.48% 0.46% 0.46% ACL ratio as a % of portfolio loans and leases 2.12% 2.08% 2.09% 2.08% 2.07% Nonperforming loans (NPLs) $708 $606 $686 $823 $966 1Q24 2Q24 3Q24 4Q24 1Q25 Portfolio loans & leases 30-89 days past due $342 $302 $283 $303 $385 1Q24 2Q24 3Q24 4Q24 1Q25 $ in millions For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved 1Q15 1Q16 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 0.00% 0.50% 1.00% Historical net charge-off and NPA ratios Net charge-off ratio Non-performing assets ratio2 1Q15 1Q16 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 0.00% 0.50% 1.00% Commercial net charge-off ratio 1Q15 1Q16 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 0.00% 0.50% 1.00% 1Q15 1Q16 1Q17 1Q18 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 1Q25 0.00% 0.25% 0.50% 0.75% 1.00% Consumer net charge-off ratio 1Q25 0.35% 1Q25 0.46% 1Q25 0.81% 1Q25 0.63% 10-year average excluding COVID1 10-year average excluding COVID1 10-year average excluding COVID1 10-year average excluding COVID1 For end note descriptions, see end note summary starting on page 43 11

Strong liquidity and capital position

Capital position

Common equity tier 1 ratio[1]



10.57%
~29 bps
(~5 bps)
(~14 bps)
(~15 bps)
(~8 bps)
~1 bps
10.45%
4Q24
Net income to common
RWA
Share repurchases
Common dividends
Modified CECL transition
Other
1Q25

Liquidity position

$ in billions

Liquidity Sources	12/31/24	3/31/25
Fed reserves	~$17	~$14
Unpledged investment securities	~$25	~$22
Available FHLB borrowing capacity	~$9	~$8
Current Fed discount window availability	~$58	~$61
Total	**~$109**	**~$105**

- Maintained full Category 1 LCR compliance during the quarter, ending at 127%
- Loan-to-core deposit ratio of 75%
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

12

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved As of April 17, 2025; please see cautionary statements on page 2. Current expectations FY 2025 compared to FY 2024 13 For end note descriptions, see end note summary starting on page 43 Avg. loans & leases (Including HFS) Up 4 – 5% Net interest income1 (FY24 baseline: $5.658 billion) Up 5 – 6% assumes 12/31/25 Fed funds rate of 3.75% Noninterest income1 (FY24 baseline: $2.973 billion; excludes securities g/l) Up 1 – 3% Noninterest expense1 (FY24 baseline: $4.936 billion; excludes the mark-to-market impact of non-qualified deferred compensation) Up 2 – 3% Net charge-off ratio 40 – 49 bps Effective tax rate 22%

© Fifth Third Bancorp | All Rights Reserved As of April 17, 2025; please see cautionary statements on page 2. Current expectations 2Q25 compared to 1Q25 14 For end note descriptions, see end note summary starting on page 43 Avg. loans & leases (Including HFS) Up ~1% Net interest income1 (1Q25 baseline: $1.442 billion) Up 2 - 3% assumes 6/30/25 Fed funds rate of 4.25% Noninterest income1 (1Q25 baseline: $721 million; excludes securities g/l) Up 2 – 6% Noninterest expense1 (1Q25 baseline: $1.308 billion; excludes the market-to-market impact of non-qualified deferred compensation) Down ~5% Net charge-off ratio 45 – 49 bps Effective tax rate 22%

© Fifth Third Bancorp | All Rights Reserved 15 Appendix

© Fifth Third Bancorp | All Rights Reserved Consumer and Business Banking Digital Metrics Average Active Digital Users (Millions) 3.08 3.07 3.09 3.09 3.14 1Q24 2Q24 3Q24 4Q24 1Q25 Digital Engagement Digital Originations Average Active Mobile Users (Millions) 2.30 2.32 2.35 2.37 2.40 1Q24 2Q24 3Q24 4Q24 1Q25 Digital Assisted Mortgage Applications 98% 98% 98% 97% 98% 1Q24 2Q24 3Q24 4Q24 1Q25 New Consumer Deposit Accounts 27% 22% 23% 28% 27% 1Q24 2Q24 3Q24 4Q24 1Q25 Consumer Satisfaction #1 in Florida for retail customer satisfaction Average app store rating of 4.8 stars vs peer average of 4.5 stars 16 For end note descriptions, see end note summary starting on page 43 1 2

Strategic investments resulting in fee diversification and growth

Fee revenue mix is well-diversified

LTM 1Q25 adjusted noninterest income mix[1,2]


Other Noninterest Income
5%
Mortgage Banking
7%
Commercial Banking
13%
Capital Markets
14%
Consumer Banking
19%
Commercial Payments
20%
Wealth & Asset Management
22%
LTM 1Q25 adjusted noninterest income
$2.97B

Fee contribution as a percent of revenue stands out favorably relative to peers

LTM 1Q25 adjusted noninterest income as a percent of adjusted revenue[2], unless otherwise noted


34%
29%
LTM 4Q24 Peer Median

- Total adjusted fee revenue accounted for ~34% of total adjusted revenue for the last twelve months ending 3/31/25
- Focused on diversifying revenue to lessen cyclical impacts, with success in Wealth & Asset Management, Capital Markets and Commercial Payments

For end note descriptions, see end note summary starting on page 43

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© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved $72.8 $72.2 $71.8 $72.0 $74.7$71.9 $71.8 $71.1 $73.3 $75.1 Average Period-end 1Q24 2Q24 3Q24 4Q24 1Q25 1Q24 4Q24 1Q25 NCO ratio1 0.19% 0.32% 0.35% 30-89 delinquencies 0.15% 0.07% 0.21% 90+ delinquencies 0.02% 0.01% 0.01% Nonperforming loans2 0.52% 0.62% 0.83% Portfolio loans and leases $ in billions Key statistics Total commercial portfolio overview Average QoQ change (1.9%) (0.8%) (0.6%) 0.3% 3.8% Period-end QoQ change (1.1%) (0.2%) (0.9%) 3.0% 2.5% Commercial portfolio mix 71% 16% 8% 4% C&I Commercial mortgage Commercial construction Commercial leases For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 18

© Fifth Third Bancorp | All Rights Reserved $53.2 $52.4 $51.6 $51.6 $53.4$52.2 $51.8 $50.9 $52.3 $53.7 Average Period-end 1Q24 2Q24 3Q24 4Q24 1Q25 19 Key statistics Revolving line utilization trend3 Commercial and industrial overview 36.8% 36.9% 35.3% 35.6% 35.3% 35.5% 36.1% 35.5% 36.2% 37.0% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 Portfolio loans $ in billions Average QoQ change (2.7%) (1.6%) (1.4%) (0.1%) 3.6% Period-end QoQ change (2.0%) (0.7%) (1.8%) 2.7% 2.7% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 1Q24 4Q24 1Q25 NCO ratio1 0.27% 0.42% 0.39% 30-89 delinquencies 0.12% 0.05% 0.23% 90+ delinquencies 0.02% 0.01% 0.00% Nonperforming loans2 0.64% 0.72% 1.00%

High quality Shared National Credit portfolio

Shared National Credit portfolio is well diversified

$ in billions; as of 3/31/25



SNC portfolio
$32.7BN
~27% of total loans
Industry mix
Other 18%
Retail 19%
Rental and Leasing 16%
Financial Services 14%
TMT 10%
Wholesale Trade 8%
Manufacturing 8%
Business Services 7%

Key statistics

	1Q24	4Q24	1Q25
Loan balance	$32.4	$32.2	$32.7
Nonperforming loans[2]	0.53%	0.67%	0.86%
NCO Ratio[1]	0.28%	0.55%	0.27%

- Reduced balances 13% compared to 1Q23
- ~60% of SNC balances are at or near investment grade equivalent borrowers; independently underwrite each transaction
- Lead left/lead right on ~50% of relationships
- Criticized assets are lower than the rest of the commercial portfolio over a multi-year period

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

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© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 21 Low concentration in leveraged lending Note: Totals shown above may not foot due to rounding Total Loan Portfolio Composition Leveraged 2.1% Arts, Entertainment & Recreation Accommodation & Food Services Information Manufacturing Professional, Scientific & Technical Services Wholesale Trade Healthcare & Other Social Assistance Retail Trade Other Services Admin, Support & Other Services Other Diversified Leveraged Portfolio Total Loans $122.2 Billion $2.6 Billion • Reduced balances 4% compared to 1Q23 • Leveraged criticized asset rate decreased for the 3rd consecutive quarter in 1Q25 • Represents ~2% of loans vs ~8% in 2015 as of 3/31/25 as of 3/31/25

© Fifth Third Bancorp | All Rights Reserved 46% 17% 17% 5% 4% 3% 8% 50%50% Commercial real estate overview CRE mortgage Balance by occupancy CRE construction Balance by property type Multifamily Other Retail Office Hospitality Industrial Home builder Non-Owner occupied Owner occupied Multifamily 20% Hospitality 20% Retail 19% Office 14% Medical Office 13% Industrial 9% Non-owner occupied property type mix $17.1 $17.3 $17.5 $17.5 $18.2 $17.1 $17.2 $17.3 $17.8 $18.3 $5.7 $5.9 $6.0 $5.7 $5.8 $11.3 $11.4 $11.5 $11.8 $12.4 $5.8 $5.8 $5.9 $5.6 $6.0 $11.3 $11.4 $11.4 $12.2 $12.4 Average - Commercial construction Average - Commercial mortgage Period-End - Commercial construction Period-End - Commercial mortgage 1Q24 2Q24 3Q24 4Q24 1Q25 22 Other 5% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 1.4% 0.6% 0.6% 2.8% 2.7% $ in billions Portfolio loans Average QoQ change —% 1.2% 1.2% 0.1% 3.8% 1Q24 4Q24 1Q25 NCO ratio1 0.00% 0.00% 0.23% 30-89 delinquencies 0.15% 0.05% 0.03% 90+ delinquencies 0.00% 0.00% 0.03% Nonperforming loans2 0.23% 0.45% 0.38% Key statistics

© Fifth Third Bancorp | All Rights Reserved 12% 14% 14% 15% 15% 15% 16% 16% 22% 27% 27% 35% 36% 41% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 72% 75% 75% 78% 80% 81% 85% 91% 130% 152% 158% 173% 233% 276% Peer 1 Peer 2 Peer 5 Peer 6 Peer 4 Peer 3 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 CRE portfolio is well-positioned 23 Comparing CRE portfolios relative to peers CRE loans1 / total loans Among the lowest CRE concentration relative to peers with strong credit quality CRE loans1 / total capital FITB 4Q24 FITB 1Q25 FITB 4Q24 FITB 1Q25 CRE net charge-off ratio2 0.00% 0.06% 0.06% 0.07% 0.23% 0.28% 0.32% 0.38% 0.42% 0.98% 1.05% 1.30% Peer 12 Peer 10 Peer 5 Peer 4 Peer 1 Peer 11 Peer 3 Peer 2 Peer 7 Peer 6 FITB 4Q24 LTM FITB 1Q25 LTM As of 12/31/24 unless otherwise noted As of 12/31/24 unless otherwise noted 4Q24 LTM unless otherwise noted For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved Period-end QoQ change 0.2% 0.5% 1.7% 2.1% 1.2% $44.5 $44.7 $45.1 $45.9 $46.6$44.6 $44.8 $45.5 $46.5 $47.1 1Q24 2Q24 3Q24 4Q24 1Q25 16% 17% 66% 1Q24 4Q24 1Q25 NCO ratio1 0.67% 0.68% 0.63% 30-89 delinquencies 0.52% 0.54% 0.48% 90+ delinquencies 0.05% 0.06% 0.05% Nonperforming loans2 0.75% 0.79% 0.73% Weighted average FICO at origination3 766 767 767 Weighted average LTV at origination 78% 79% 79% Total consumer portfolio overview 24 Portfolio FICO score at origination3 $ in billions Portfolio loans 2% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Average QoQ change (0.2%) 0.3% 0.8% 1.9% 1.5% Key statistics 750+720-749<660 660-719 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved Period-end QoQ change (0.2%) 0.3% 0.7% 2.2% 0.2% Average QoQ change (0.9%) 0.2% 0.2% 1.7% 1.3% 12% 15% 69% Weighted average FICO at origination3 764 764 764 Weighted average LTV at origination 72% 74% 74% Residential mortgage overview 25 $17.0 $17.0 $17.0 $17.3 $17.6$17.0 $17.0 $17.2 $17.5 $17.6 1Q24 2Q24 3Q24 4Q24 1Q25 4% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding $ in billions Portfolio loans 1Q24 4Q24 1Q25 NCO ratio1 (0.01%) (0.01%) —% 30-89 Delinquencies 0.14% 0.19% 0.15% 90+ Delinquencies 0.03% 0.03% 0.05% Nonperforming Loans2 0.81% 0.78% 0.82% Key statistics 750+720-749<660 660-719 Portfolio FICO score at origination3 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 19% 16% 65% $3.9 $3.9 $4.0 $4.1 $4.2 $3.9 $4.0 $4.1 $4.2 $4.3 1Q24 2Q24 3Q24 4Q24 1Q25 Weighted average FICO at origination3 767 769 769 Weighted average LTV at origination 67% 66% 66% Home equity overview 26 1% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change (0.8%) 2.2% 2.6% 2.8% 1.8% Average QoQ change 0.7% (0.1%) 2.3% 2.7% 2.4% $ in billions Portfolio loans Period-endAverage 750+720-749<660 660-719 Portfolio FICO score at origination3 1Q24 4Q24 1Q25 NCO ratio1 0.03% (0.01%) 0.04% 30-89 delinquencies 0.64% 0.60% 0.63% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 1.55% 1.67% 1.62% Key statistics

© Fifth Third Bancorp | All Rights Reserved 82% 18% Auto Specialty lending 18% 17% 64% Indirect secured consumer overview 27 Portfolio FICO score at origination Includes primarily RV & Marine $15.2 $15.4 $15.7 $16.1 $16.5 $15.3 $15.4 $15.9 $16.3 $16.8 1Q24 2Q24 3Q24 4Q24 1Q25 1% Weighted average FICO at origination 769 772 772 Weighted average LTV at origination 88% 88% 88% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 2.3% 0.9% 3.2% 2.3% 3.0% Average QoQ change 0.3% 1.3% 2.0% 2.7% 2.3% $ in billions Portfolio loans Period-endAverage 1Q24 4Q24 1Q25 NCO ratio1 0.64% 0.66% 0.53% 30-89 delinquencies 0.82% 0.80% 0.68% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 0.21% 0.34% 0.36% Key statistics 750+720-749<660 660-719 Portfolio FICO score at origination

© Fifth Third Bancorp | All Rights Reserved 28% 20% 48% Credit card overview 28 $1.8 $1.7 $1.7 $1.7 $1.6 $1.7 $1.7 $1.7 $1.7 $1.7 1Q24 2Q24 3Q24 4Q24 1Q25 Weighted average FICO at origination3 743 744 743 5% Period-end QoQ change (6.9%) (0.2%) (1.7%) 1.8% (4.3%) Average QoQ change (3.1%) (2.5%) (1.2%) (2.3%) (2.5%) $ in billions Portfolio loans For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-endAverage 1Q24 4Q24 1Q25 NCO ratio1 4.19% 4.00% 4.19% 30-89 delinquencies 1.09% 1.04% 1.02% 90+ delinquencies 1.09% 1.15% 1.02% Nonperforming loans2 1.84% 1.85% 1.87% Key statistics Portfolio FICO score at origination3 750+720-749<660 660-719

© Fifth Third Bancorp | All Rights Reserved $3.8 $3.9 $4.0 $4.1 $4.2 $3.9 $4.0 $4.1 $4.2 $4.3 1Q24 2Q24 3Q24 4Q24 1Q25 15% 19% 66% Weighted average FICO at origination 771 772 772 Solar energy installation overview 29 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Period-end QoQ change 3.8% 2.1% 3.2% 3.0% 1.4% Average QoQ change 4.5% 3.2% 1.9% 3.7% 2.0% $ in billions Portfolio loans 1Q24 4Q24 1Q25 NCO ratio1 1.31% 1.64% 1.73% 30-89 delinquencies 0.36% 0.48% 0.52% 90+ delinquencies 0.00% 0.00% 0.00% Nonperforming loans2 1.68% 1.52% 0.70% Key statistics Period-endAverage Portfolio FICO score at origination 750+720-749660-719

© Fifth Third Bancorp | All Rights Reserved Allowance for credit losses 30 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding Allowance for loan & lease losses Amount % of portfolio loans & leases 4Q24 1Q24 Commercial and industrial loans $845 1.57% 0.18% 0.13% Commercial mortgage loans 323 2.61% (0.26)% (0.09%) Commercial construction loans 57 0.96% (0.10%) (0.15%) Commercial leases 16 0.51% 0.01% (0.07) Total commercial loans and leases $1,241 1.65% 0.08% 0.06% Residential mortgage loans 139 0.79% (0.04) (0.04%) Home equity 94 2.20% (0.33%) (0.43%) Indirect secured consumer loans 312 1.86% (0.05)% 0.05% Credit card 157 9.46% (0.06%) (2.49%) Solar energy installation loans 323 7.58% (0.77%) (0.41%) Other consumer loans 118 4.75% 0.02% (0.29%) Total consumer loans 1,143 2.43% (0.15%) (0.22%) Allowance for loan & lease losses 2,384 1.95% (0.01%) (0.04%) Reserve for unfunded commitments1 139 Allowance for credit losses $2,523 2.07% (0.01%) (0.05%) Compared to: Allocation of allowance by product $ in millions 1Q25 Change in rate

© Fifth Third Bancorp | All Rights Reserved NPL1 rollforward 31 For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 1Q24 2Q24 3Q24 4Q24 1Q25 Balance, beginning of period $326 $372 $274 $334 $456 Transfers to nonaccrual status 108 51 191 240 273 Transfers to accrual status (1) — — (1) (3) Transfers to held for sale (3) — (5) (5) (17) Loan paydowns/payoffs (18) (66) (47) (49) (19) Transfer to OREO — — — — — Charge-offs (40) (83) (80) (63) (67) Draws/other extensions of credit — — 1 — — Balance, end of period $372 $274 $334 $456 $623 1Q24 2Q24 3Q24 4Q24 1Q25 Balance, beginning of period $323 $336 $332 $352 $367 Transfers to nonaccrual status 111 94 104 101 109 Transfers to accrual status (22) (26) (14) (13) (48) Transfers to held for sale — — — — — Loan paydowns/payoffs (23) (23) (25) (25) (30) Transfer to OREO (5) (4) (7) (7) (5) Charge-offs (49) (46) (40) (43) (52) Draws/other extensions of credit 1 1 2 2 2 Balance, end of period $336 $332 $352 $367 $343 Commercial $ in millions Consumer $ in millions Total NPL $708 $606 $686 $823 $966 Total new nonaccrual loans - HFI $219 $145 $295 $341 $382 Total NPL $ in millions

Balance sheet positioning

Commercial loans[1,2]

$28.0BN fixed | $47.1BN variable[1,2]

- 1M based: 38%[4,7]
- 3M based: 6%[4,7]
- Prime & O/N based: 17%[4,7]
- Other based: 1%[4,6,7]
- Weighted avg. life: 1.7 years[1]



4%
8%
16%
72%

C&I	34% Fix | 66% Variable
Coml. mortgage	41% Fix | 59% Variable
Coml. construction	29% Fix | 71% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$40.6BN fixed | $6.5BN variable[1]

- 1M based: 1%[5,7]
- Prime: 11%[5]
- Other based: 1%[5,7,8]
- Weighted avg. life: 4 years[1]



4%
14%
9%
36%
37%

Auto/indirect	100% Fix | 0% Variable
Resi mtg. & construction	97% Fix | 3% Variable
Home equity	12% Fix | 88% Variable
Other	84% Fix | 16% Variable
Credit card	37% Fix | 63% Variable

Investment portfolio

- 54% allocation to bullet/locked-out cash flow securities
- AFS & HTM spot yield: 3.21%
- AFS net unrealized pre-tax loss: $3.7BN



15%
32%
53%

Level 1	75% Fix | 25% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	90% Fix | 10% Variable

Includes $4.0BN non-agency CMBS (All super-senior, AAA-rated securities; 58.8% WA LTV, ~38% WA credit enhancement)

Long-term debt[3]

$9.3BN fixed | $5.3BN variable[3]

- SOFR based: 36%
- Weighted avg. life: 4 years



13%
5%
12%
70%

Senior debt	56% Fix | 44% Variable
Sub debt	59% Fix | 41% Variable
Auto securiz. proceeds	96% Fix | 4% Variable
Other	97% Fix | 3% Variable

The information above incorporates the impact of $11BN in C&I receive-fixed swaps, $4BN in CRE receive-fixed swaps[2], and ~$5BN fair value hedges associated with long-term debt (receive-fixed swaps)

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For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.5%)	(4.8%)	(6.0%)	(7.0%)
+100 Ramp over 12 months	(1.7%)	(2.2%)	NA	NA
-100 Ramp over 12 months	0.8%	0.7%	NA	NA
-200 Ramp over 12 months	1.2%	—%	(6.0%)	(7.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.3%)	(6.1%)	(2.6%)	(3.1%)
+100 Ramp over 12 months	(2.1%)	(2.9%)	(1.3%)	(1.4%)
-100 Ramp over 12 months	1.1%	1.3%	0.5%	—%
-200 Ramp over 12 months	1.8%	1.1%	0.4%	(1.2%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.4%)	(5.8%)	(2.6%)	(3.8%)
+100 Ramp over 12 months	(2.5%)	(3.1%)	(0.9%)	(1.4%)
-100 Ramp over 12 months	0.2%	0.2%	1.5%	1.2%
-200 Ramp over 12 months	0.6%	(0.4%)	1.7%	0.3%

Rate risk models assume approximately 75-80% effective up betas and 60-70% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags

As of March 31, 2025:

- 44% of HFI loans were variable rate net of existing hedges (63% of total commercial; 14% of total consumer)
- Short-term borrowings represent only 2% of total funding
- Approximately $11.9BN in non-core funding matures beyond one year

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For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 3/31/25



HTM
20%
Securities portfolio
$55BN
~28% of interest earning assets
AFS
80%

Securities mix

	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	Effective duration
HTM	36%	43%	—	21%	—	5.5
AFS	54%	17%	9%	10%	10%	3.8
Total	**51%**	**22%**	**7%**	**12%**	**8%**	**4.2**

Investment portfolio characteristics

Amortized cost basis; as of 3/31/25

Held-to-maturity portfolio

- $11.2BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $43.4BN portfolio
- $4.0BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 39%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~60%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations

Note: Totals shown above may not foot due to rounding

34

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 10-year treasury yield ($5.8) ($4.2) ($4.2) ($3.2) ($4.0) ($3.5) 9/30/23 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 Projected AOCI accretion ($2.8) ($2.4) ($2.1) ($1.7) ($1.4) 12/31/25E 12/31/26E 12/31/27E 12/31/28E 12/31/29E Securities portfolio AOCI accretion 35 $ in billions; 3/31/25 AFS and HTM portfolio unrealized loss, after-tax ~51% capital accretion ~31% capital accretion Historical AOCI accretion ~41% capital accretion since 3Q23 AOCI accretion1 assuming implied forward curve2 4.2% 4.4% 3.8% 4.6% 4.2% For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding 4.6%

© Fifth Third Bancorp | All Rights Reserved Balance sheet positioned to grow tangible book value per share 36 TBV/share1 will improve due to AOCI accretion alone Projected TBV/share growth includes no earnings contribution from 2025-20282 For end note descriptions, see end note summary starting on page 43 AOCI accretion TBV/S 10-year treasury yield 12/31/2022 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 $14.83 $17.64 $18.69 $20.49 $21.02 $21.52 $22.06 3.88% 3.88% 4.58% 4.2% 4.3% 4.5% 4.6% TBV/S AOCI accretion 10-year treasury yield 12/31/2022 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Actuals Forecast +19% +6% +10% +3% +3%+2% Projected growth from AOCI burndown alone TBV/share as of 3/31 19.92

© Fifth Third Bancorp | All Rights Reserved 3.17% $15 $14 $10 $9 $8 $5 1Q25 1Q30 4Q30 2Q31 3Q31 4Q31 Cash flow hedges Receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual 37 Existing receive-fixed swaps2 Weighted average receive fixed rate 3.27%3.19% 3.29% 3.32% 3.44%3 For end note descriptions, see end note summary starting on page 43

© Fifth Third Bancorp | All Rights Reserved $14 $18 $18 $17 $14 $78 $78 $77 $75 $74 ($5) ($6) ($4) $3 $3 ($33) ($40) ($41) ($38) ($34) $54 $50 $50 $57 $57 Origination fees and gains on loan sale Gross servicing fees Net MSR Valuation MSR decay 1Q24 2Q24 3Q24 4Q24 1Q25 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins $ in billions Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. 38 $1.1 $1.6 $1.9 $1.9 $1.4 $0.7 $1.0 $1.3 $1.2 $0.9 $0.4 $0.6 $0.6 $0.6 $0.5 Originations HFS Originations HFI 1Q24 2Q24 3Q24 4Q24 1Q25 Note: Totals shown above may not foot due to rounding Rate lock margin 1.53% 1.30% 1.11% 0.98% 1.46% Gain-on-sale margin 1.68% 1.48% 1.00% 1.00% 1.31% Mortgage banking net revenue $54 $50 $50 $57 $57

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	2Q25	3Q25	4Q25	1Q26
Series H *Floating[2]*	~$12	~$12	~$11	~$10
Series I *Floating[2]*	~$9	~$9	~$9	~$9
Series J *Floating[2]*	~$6	~$6	~$6	~$5
Series K	~$3	~$3	~$3	~$3
Series L[3]	~$4	~$4	~$7	~$7
Class B Series A	~$3	~$3	~$3	~$3
Total	~$37	~$37	~$39	~$37

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For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 1Q25 reported EPS of $0.71 included a negative $0.02 impact from the following notable item(s): • $18 million pre-tax (~$14 million after-tax2) charge related to the valuation of Visa total return swap 1Q25 adjustments and notable items Adjusted EPS of $0.731 40 For end note descriptions, see end note summary starting on page 43

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the three months ended				
	March 2025	**December 2024**	**September 2024**	**June 2024**	**March 2024**
Net income (U.S. GAAP) (a)	$515	$620	$573	$601	$520
Net income (U.S. GAAP) (annualized) (b)	$2,089	$2,467	$2,280	$2,417	$2,091
Net income available to common shareholders (U.S. GAAP) (c)	$478	$582	$532	$561	$480
Add: Intangible amortization, net of tax	6	7	7	7	8
Tangible net income available to common shareholders (d)	$484	$589	$539	$568	$488
Tangible net income available to common shareholders (annualized) (e)	$1,963	$2,343	$2,144	$2,284	$1,963
Net income available to common shareholders (annualized) (f)	$1,939	$2,315	$2,116	$2,256	$1,931
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$20,000	$19,893	$20,251	$18,707	$18,727
Less: Average preferred stock (h)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
Average intangible assets and other servicing rights	(86)	(94)	(103)	(111)	(121)
Average tangible common equity (i)	$12,880	$12,765	$13,114	$11,562	$11,572
Less: Average accumulated other comprehensive income ("AOCI")	4,362	4,292	3,914	5,278	4,938
Average tangible common equity, excluding AOCI (j)	$17,242	$17,057	$17,028	$16,840	$16,510
Adjustments (pre-tax items)					
Valuation of Visa total return swap	18	51	47	23	17
Interchange litigation matters	—	4	10	—	5
Restructuring severance expense	—	—	9	—	—
Legal settlements and remediations	—	—	—	18	—
FDIC special assessment	—	(11)	—	6	33
Fifth Third Foundation contribution	—	15	—	—	—
Adjustments - after-tax[12] (k)	$14	$45	$51	$37	$42
Adjustments (tax related items)					
Benefit related to the resolution of certain state income tax matters	—	(15)	—	—	—
Adjustments (tax related items) (l)	—	(15)	—	—	—
Adjusted net income [(a) + (k)+ (l)]	$529	$650	$624	$638	$562
Adjusted net income (annualized) (m)	$2,145	$2,586	$2,482	$2,566	$2,260
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$492	$612	$583	$598	$522
Adjusted net income available to common shareholders (annualized) (n)	$1,995	$2,436	$2,319	$2,405	$2,098
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	498	$619	$590	$605	$530
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,020	$2,463	$2,347	$2,433	$2,132
Average assets (p)	$210,558	$211,709	$213,838	$212,475	$213,203
Metrics:					
Return on assets (b) / (p)	0.99%	1.17%	1.06%	1.14%	0.98%
Adjusted return on assets (m) / (p)	1.02%	1.22%	1.16%	1.21%	1.06%
Return on average common equity (f) / [(g) + (h)]	10.8%	13.0%	11.7%	13.6%	11.6%
Adjusted return on average common equity (n) / [(g) + (h)]	11.2%	13.7%	12.8%	14.5%	12.6%
Return on average tangible common equity (e) / (i)	15.2%	18.4%	16.3%	19.8%	17.0%
Adjusted return on average tangible common equity (o) / (i)	15.7%	19.3%	17.9%	21.0%	18.4%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	11.7%	14.4%	13.8%	14.4%	12.9%

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For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For three months ended March 2025	December 2024	September 2024	June 2024	March 2024
Average interest-earning assets (a)	**$192,808**	**$193,513**	**$195,836**	**$194,499**	**$195,349**
Net interest income (U.S. GAAP) (b)	$1,437	$1,437	$1,421	$1,387	$1,384
Add: Taxable equivalent adjustment	5	6	6	6	6
Net interest income (FTE) (c)	**$1,442**	**$1,443**	**$1,427**	**$1,393**	**$1,390**
Legal settlements and remediations	—	—	—	5	—
Adjusted net interest income (FTE) (d)	**$1,442**	**$1,443**	**$1,427**	**$1,398**	**$1,390**
Net interest income (FTE) (annualized) (e)	**$5,849**	**$5,741**	**$5,677**	**$5,603**	**$5,591**
Adjusted net interest income (FTE) (annualized) (f)	**$5,849**	**$5,741**	**$5,677**	**$5,623**	**$5,591**
Noninterest income (U.S. GAAP) (g)	**$694**	**$732**	**$711**	**$695**	**$710**
Valuation of Visa total return swap	18	51	47	23	17
Legal settlements and remediations	—	—	—	2	—
Adjusted noninterest income (h)	**$712**	**$783**	**$758**	**$720**	**$727**
Add: Securities (gains)/losses	9	8	(10)	(3)	(10)
Adjusted noninterest income, (excl. securities (gains)/losses)	**$721**	**$791**	**$748**	**$717**	**$717**
Noninterest expense (U.S. GAAP) (i)	**$1,304**	**$1,226**	**$1,244**	**$1,221**	**$1,342**
Interchange litigation matters	—	(4)	(10)	—	(5)
Restructuring severance expense	—	—	(9)	—	—
Legal settlements and remediations	—	—	—	(11)	—
FDIC Special Assessment	—	11	—	(6)	(33)
Fifth Third Foundation contribution	—	(15)	—	—	—
Adjusted noninterest expense (j)	**$1,304**	**$1,218**	**$1,225**	**$1,204**	**$1,304**
Metrics:					
Revenue (FTE) (c) + (g)	**2,136**	**2,175**	**2,138**	**2,088**	**2,100**
Adjusted revenue (d) + (h)	**2,154**	**2,226**	**2,185**	**2,118**	**2,117**
Pre-provision net revenue [(c) + (g) - (i)]	**832**	**949**	**894**	**867**	**758**
Adjusted pre-provision net revenue [(d) + (h) - (j)]	**850**	**1,008**	**960**	**914**	**813**
Net interest margin (FTE) (e) / (a)	**3.03%**	**2.97%**	**2.90%**	**2.88%**	**2.86%**
Adjusted net interest margin (FTE) (f) / (a)	**3.03%**	**2.97%**	**2.90%**	**2.89%**	**2.86%**
Efficiency ratio (FTE) (i) / [(c) + (g)]	**61.0%**	**56.4%**	**58.2%**	**58.5%**	**63.9%**
Adjusted efficiency ratio (j) / [(d) + (h)]	**60.5%**	**54.7%**	**56.1%**	**56.8%**	**61.6%**

42

For end note descriptions, see end note summary starting on page 43; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

© Fifth Third Bancorp | All Rights Reserved 43 Earnings presentation end notes Slide 3 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release. Slide 4 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 25-27 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 5 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release 2. Includes the effects of non-qualified deferred compensation Slide 7 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release. Slide 10 end notes 1. Excludes HFS loans. Slide 11 end notes 1. Excludes 2020, 2021, and 2022 metrics. 2. Loan balances exclude nonaccrual loans HFS Slide 12 end notes 1. Current period regulatory capital ratios are estimated. Slide 13 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release. Slide 14 end notes 1. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release. Slide 16 end notes 1. Digitally active defined as having at least one login to mobile or online banking during the quarter. 2. Mobile active defined as having at least one login to mobile banking during the quarter. Slide 17 end notes 1. Excluding securities gains/losses 2. Non-GAAP measure: see reconciliation on pages 41 and 42 of this presentation and use of non-GAAP measures on pages 25-27 of the earnings release. Slide 18 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 19 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization.

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 20 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 22 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 23 end notes 1. Source: FR Y-9C; CRE includes the following captions within schedule HC-C: 1a - construction, land development & other land loans, 1d - secured by multifamily (5 or more) residential properties, 1e - secured by nonfarm nonresidential properties 2. Source: company filings; FCNCA and MTB excluded due to limited data Slide 24 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 25 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 26 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 27 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 28 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 30 end notes 1. 1Q25 commercial and consumer portfolio make up ~$95M and ~$44M, respectively, of the total reserve for unfunded commitment. Slide 31 end notes 1. Loan balances exclude nonaccrual loans HFS. 44

© Fifth Third Bancorp | All Rights Reserved 45 Earnings presentation end notes Slide 32 end notes Note: Data as of 3/31/2025. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $15B of commercial variable loans classified as fixed given the impacts of $11BN in C&I receive-fix swaps and $4BN in CRE receive-fixed swaps 3. Fifth Third had $4.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. As a percent of total commercial. 5. As a percent of total consumer. 6. Includes 12M term, 6M term, and Fed Funds based loans. 7. Term points include SOFR, AMERIBOR, Treasuries & FX curves. 8. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 33 end notes Note: Data as of 3/31/25; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% Slide 35 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 25-27 of the earnings release. 2. Analysis based on 3/31/2025 portfolio utilizing the implied forward curve as of 3/31/2025 Slide 36 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 25-27 of the earnings release. 2. Analysis based on 3/31/2025 portfolio utilizing the implied forward curve as of 3/31/2025 Slide 37 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 3. Reflects the weighted average receive fixed rate (swaps only) as of 3/31/25 Slide 39 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. 3. The Series L preferred shares may be redeemed on or after 9/30/2025, otherwise the dividend rate will reset from the current fixed rate of 4.50% to the then 5-year US Treasury yield + 4.215%. Slide 40 end notes 1. Average diluted common shares outstanding (thousands); 676,040; all adjusted figures are non-GAAP measures; see reconciliation on pages 41 and 42 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 24% tax rate. Slide 41 end notes Note: See pages 25-27 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate in 2024 and a 24% tax rate in 2025. 2. A portion of the adjustments related to legal settlements and remediations is non tax deductible. Slide 42 end notes Note: See pages 25-27 of the earnings release for a discussion on the use of non-GAAP financial measures.